Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	AEG Holdings, LLC

Address of Joint Filer:	c/o Gores Holdings III, Inc.
9800 Wilshire Blvd.
Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Gores Holdings III, Inc. [GRSH]

Date of Event Requiring Statement:
(Month/Day/Year):	09/06/2018

Designated Filer:	Gores Sponsor III LLC

Name of Joint Filer:	Alec Gores

Address of Joint Filer:	c/o Gores Holdings III, Inc.
9800 Wilshire Blvd.
Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Gores Holdings III, Inc. [GRSH]

Date of Event Requiring Statement:
(Month/Day/Year):	09/06/2018

Designated Filer:	Gores Sponsor III LLC